                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ---------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)
                                                     ----

                          ---------------------------


                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                          ---------------------------

                             BANC ONE CORPORATION
              (Exact name of obligor as specified in its charter)

Ohio                                                         31-0738296
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

        100 East Broad Street
        Columbus, Ohio                                       43271-0158
(Address of principal executive offices)                     (Zip Code)

                          ---------------------------

                         Subordinated Debt Securities
                      (Title of the indenture securities)

Item 1.         General Information.

                Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Name                                            Address
                ----                                            -------
                Comptroller of the Currency                     Washington, D.C.

                Federal Reserve Bank of New York                New York, NY
                33 Liberty Street
                New York, NY

                Federal Deposit Insurance Corporation           Washington, D.C.

        (b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2.         Affiliations with Obligor.

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                        None.

Item 16.        List of Exhibits.

                List below all exhibits filed as a part of this Statement of Eligibility.

                Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement
                No. 2-79983)

                Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                Exhibit 5 - Not applicable.

                Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1995 - attached)

                Exhibit 8 -  Not applicable.

                Exhibit 9 -  Not applicable.

                              __________________


                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 17th day of January, 1996.



                                                CITIBANK, N.A.

                                                By  /s/ Carol Ng
                                                    ---------------------------
                                                        Carol Ng
                                                        Assistant Vice President

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                Citibank, N.A.

             of New York in the State of New York, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                                    ASSETS
                                                               Thousands
                                                               of dollars
Cash and balances due from de-
     pository institutions:
     Noninterest-bearing balances
     and currency and coin...............................      $  6,902,000
     Interest-bearing balances...........................         8,779,000
Held-to-maturity securities..............................         3,975,000
Available-for-sale securities............................        12,437,000
Federal funds sold and securities
     purchased under agreements to
     resell in domestic offices of the
     bank and of its Edge and Agree-
     ment subsidiaries, and in IBFs:
     Federal funds sold..................................         5,190,000
     Securities purchased under
     agreements to resell................................           669,000
Loans and lease financing receivables:
     Loans and Leases, net of unearned
     income..................................$139,073,000
     LESS: Allowance for loan
     and lease losses........................   4,431,000
                                             ------------
Loans and leases, net of unearned
     income, allowance, and reserve......................       134,642,000
Trading assets...........................................        30,767,000
Premises and fixed assets (includ-
     ing capitalized leases).............................         3,413,000
Other real estate owned..................................         1,215,000
Investments in unconsolidated
     subsidiaries and associated companies...............         1,107,000
Customers' liability to this bank
     on acceptances outstanding..........................         1,650,000
Intangible assets........................................            14,000
Other assets.............................................         7,263,000
                                                               ------------
TOTAL ASSETS.............................................      $218,023,000
                                                               ============

                                  LIABILITIES
Deposits:
     In domestic offices.................................      $ 33,593,000
     Noninterest-bearing.....................$ 11,860,000
     Interest-bearing........................  21,733,000
                                             ------------
In foreign offices, Edge and
     Agreement subsidiaries, and
     IBFs................................................       118,765,000
     Noninterest-bearing.....................   7,966,000
     Interest-bearing........................ 110,799,000
                                             ------------
Federal funds purchased and se-
     curities sold under agreements
     to repurchase in domestic offices
     of the bank and of its Edge and
     Agreement subsidiaries, and in
     IBFs:
     Federal funds purchased.............................         1,609,000
     Securities sold under agree-
     ments to repurchase.................................           620,000
Trading liabilities......................................        20,592,000
Other borrowed money:
     With original maturity of one
     year or less........................................         7,291,000
     With original maturity of more
     than one year.......................................         5,225,000
Mortgage indebtedness and obli-
     gations under capitalized leases....................           106,000
Bank's liability on acceptances ex-
     ecuted and outstanding..............................         1,659,000
Subordinated notes and
debentures...............................................         5,700,000
Other liabilities........................................         7,814,000
                                                               ------------
TOTAL LIABILITIES........................................      $202,974,000
                                                               ============


                                EQUITY CAPITAL
Common stock.............................................      $    751,000
Surplus..................................................         6,718,000
Undivided profits and capital
     reserves............................................         7,855,000
Net unrealized holding gains (losses)
     on available-for-sale securities....................           269,000
Cumulative foreign currency
     translation adjustments.............................          (544,000)
                                                               ------------
TOTAL EQUITY CAPITAL.....................................      $ 15,049,000
                                                               ------------
TOTAL LIABILITIES, LIMITED-
     LIFE PREFERRED STOCK, AND
     EQUITY CAPITAL......................................      $218,023,000
                                                               ============